As filed with the United States Securities and Exchange Commission on August 13, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TELA BIO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-5320061
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Great Valley Parkway, Suite 24
Malvern, Pennsylvania 19355
(484) 320-2930
(Address, including zip code, of principal executive offices)

TELA BIO, INC. AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

(Full title of the plan)

Antony Koblish
President and Chief Executive Officer
TELA Bio, Inc.
1 Great Valley Parkway, Suite 24, Malvern, Pennsylvania 19355
(484) 320-2930
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Rachael M. Bushey
Jennifer Porter
Troutman Pepper Hamilton Sanders LLP
3000 Two Logan Square
Philadelphia, Pennsylvania 19103
(215) 981-4331

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share, reserved for issuance pursuant to the Amended and Restated 2019 Equity Incentive Plan	555,343	(2)	$13.17	(3)	$7,313,967.31	$949.34
Total	555,343		—		$7,313,967.31	$949.34

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share (“Common Stock”) of TELA Bio, Inc. (the “Company”) which become issuable by reason of any future stock dividend, stock split, recapitalization or other similar transaction or to cover such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments, effected without the receipt of consideration by the Company, which results in an increase in the number of the outstanding shares of Common Stock.

(2) Represents 555,343 shares of Common Stock that were added to the shares authorized for issuance under the TELA Bio, Inc. Amended and Restated 2019 Equity Incentive Plan (the “A&R 2019 Plan”) on June 4, 2020, which A&R 2019 Plan amends and restates the TELA Bio, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) to increase the number of shares of Common Stock authorized for issuance thereunder, as well as to make certain other amendments that are described in the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on April 23, 2020, as amended.

(3) For purposes of computing the registration fee only.  Pursuant to Rule 457(c) and (h) of the Securities Act, the Proposed Maximum Offering Price Per Share with respect to the A&R 2019 Plan is based upon the average of the high and low prices of the Common Stock on August 7, 2020.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 555,343 shares of the Registrant’s Common Stock A&R 2019 Plan. The A&R 2019 Plan amends and restates the 2019 Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 555,343 shares, as well as to make certain other amendments that are described in the Registrant’s definitive proxy statement filed with the Commission on April 23, 2020, as amended. The A&R 2019 Plan was approved by the Registrant’s stockholders on June 4, 2020. Pursuant to General Instruction E of Form S-8, this Registration Statement registers the offer and sale of such additional shares of Common Stock.

Such additional shares of Common Stock are of the same class of securities as the shares of Common Stock issuable under the 2019 Plan for which the currently effective registration statement on Form S-8 (File No. 333-235241) filed with the Commission on November 25, 2019 (the “Prior Registration Statement”) was filed. Upon the effectiveness of this Registration Statement, an aggregate of 1,770,410 shares of Common Stock will be issuable and registered for issuance under the A&R 2019 Plan. As permitted by General Instruction E of Form S-8, the contents of the Prior Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)      The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 30, 2020;

(b)      The Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the Commission on May 15, 2020 and for the fiscal quarter ended June 30, 2020, filed with the Commission on August 13, 2020;

(c)      The Company’s Current Reports on Form 8-K filed with the Commission on January 29, 2020, April 23, 2020, May 4, 2020, June 8, 2020, June 30, 2020 and July 9, 2020.

(d)      the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on November 7, 2019 (File No. 001-39130), together with any amendment thereto filed with the Commission for the purpose of updating such description.

All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information furnished under Item 2.02 or 7.01 of Form 8-K and exhibits accompanying such forms that relate to such items, unless such form expressly provides to the contrary) after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description of Exhibit

4.1	Fourth Amended and Restated Certificate of Incorporation of TELA Bio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-39130) filed on November 19, 2019)

4.2	Second Amended and Restated Bylaws of TELA Bio, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-39130) filed on November 19, 2019)

4.3	Form of Certificate of Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-234217) filed on October 29, 2019)

4.4	TELA Bio, Inc. 2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-234217) filed on October 29, 2019)

4.5	TELA Bio, Inc. Amended and Restated 2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 001-39130) filed on June 8, 2020)

5.1*	Opinion of Troutman Pepper Hamilton Sanders LLP as to the legality of the securities being registered

23.1*	Consent of KPMG LLP, independent registered public accounting firm for TELA Bio, Inc.

23.2*	Consent of Troutman Pepper Hamilton Sanders LLP (contained in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of the Registration Statement)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Malvern, Commonwealth of Pennsylvania, on this 13th day of August, 2020.

TELA BIO, INC.

By:	/s/ Antony Koblish
Antony Koblish
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Antony Koblish and Nora Brennan, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Antony Koblish	President, Chief Executive Officer and Director	August 13, 2020
Antony Koblish	(Principal Executive Officer)

/s/ Nora Brennan	Chief Financial Officer	August 13, 2020
Nora Brennan	(Principal Financial and Accounting Officer)

/s/ Doug Evans		August 13, 2020
Doug Evans	Chairman, Board of Directors

/s/ Kurt Azarbazin		August 13, 2020
Kurt Azarbazin	Director

/s/ Vince Burgess		August 13, 2020
Vince Burgess	Director

/s/ Lisa Colleran		August 13, 2020
Lisa Colleran	Director

/s/ Federica O’Brien		August 13, 2020
Federica O’Brien	Director

/s/ Adele Oliva		August 13, 2020
Adele Oliva	Director